Exhibit 99.1

                              N E W S R E L E A S E

CAPITAL TRUST

         CONTACT:          Cindy McHugh
                           (312) 466-3779            FOR IMMEDIATE RELEASE
                                                     MARCH 2, 1998

                    CT ANNOUNCES $250 MILLION CREDIT FACILITY
                              $100 Million Increase

          NEW YORK, NY-MARCH 2, 1998 - Capital Trust (NYSE:CT) today announced that it has increased its credit facility to $250 million. The three-year facility is underwritten by an affiliate of Deutsche Morgan Grenfell. The borrowing cost of the facility has been reduced to reflect the company's expanded equity base and utilizes various advance rates and LIBOR based interest rates.

          "Expanding the facility is an important milestone in accomplishing the goals outlined in our new business plans as a specialty finance company", said John Klopp, Capital Trust's Vice-Chairman and CEO.

          Capital Trust is a specialty finance company which pursues lending and investment opportunities in commercial real estate and related assets. The Company, headquartered in New York with offices in Chicago and San Francisco, also provides investment banking and advisory services to owners and operators of commercial real estate through its wholly owned subsidiary, Victor Group, L.P.

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